EXHIBIT 5

Continental Airlines, Inc.
1600 Smith Street, Dept. HQSLG
Houston, Texas 77002

March 9, 2004
Continental Airlines, Inc.
1600 Smith Street
Houston, Texas 77002

Ladies and Gentlemen:

     I am Senior Vice President, General Counsel and Secretary of Continental Airlines, Inc., a Delaware corporation (the “Company”), and I have advised the Company in connection with the registration pursuant to a Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), of the proposed offering and sale of up to 3,000,000 shares of Class B common stock, par value $.01 per share, of the Company (the “Common Stock”) pursuant to the Company’s 2004 Employee Stock Purchase Plan (the “Plan”).

     In this connection, I have examined the corporate records of the Company, including its Amended and Restated Certificate of Incorporation, its Bylaws, as amended to date, and minutes of meetings of its directors and certain committees thereof. I have also examined the Registration Statement, together with the exhibits thereto and such other documents as I have deemed necessary for the purpose of expressing the opinion contained herein.

     Based upon the foregoing, I am of the opinion that the Common Stock, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable. The Plan is subject to approval of the stockholders of the Company and no Common Stock will be issued under the Plan prior to such approval.

     The foregoing opinion is limited to the federal securities laws of the United States of America and the General Corporation Law of the State of Delaware (including all applicable provisions of the Constitution of Delaware and the reported judicial decisions interpreting these laws).

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein under the caption “Item 5. Interests of Named Experts and Counsel”. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,
/s/ Jennifer L. Vogel
Jennifer L. Vogel
Senior Vice President, General Counsel and Secretary